Exhibit (23)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Clearwater Paper Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-156131, 333-156133, 333-156136, and 333-172077) on Form S-8, registration statement (No. 333-173820) on Form S-4, and registration statement (No. 333-164218) on Form S-3 of Clearwater Paper Corporation of our reports dated February 24, 2012, with respect to the consolidated balance sheets of Clearwater Paper Corporation and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2011, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Clearwater Paper Corporation.

/s/ KPMG LLP

Seattle, Washington

February 24, 2012